Exhibit 16.1

January 20, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Novation Companies, Inc.

File No. 000-22897

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Novation Companies dated January 20, 2023 and agree with the statements concerning our Firm contained therein.

Very Truly Yours,

Boulay PLLP